As filed with the Securities and Exchange Commission on June 28, 1999
                                                    Registration No. 333-_______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------


                          COINMACH LAUNDRY CORPORATION
             (Exact name of registrant as specified in its charter)



           Delaware                                     11-3258015
 -----------------------------                -----------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
        55 Lumber Road


                             Roslyn, New York 11576
                         -----------------------------
              (Address of registrant's principal executive offices)


                          Coinmach Laundry Corporation
                         -----------------------------
                       1998 Employee Stock Purchase Plan
                            (Full title of the Plan)


     Robert M. Doyle, Secretary                           Copy to:
    Coinmach Laundry Corporation                    Ronald S. Brody, Esq.
         55 Lumber Road                              Mayer, Brown & Platt
     Roslyn, New York 11576                             1675 Broadway
        (516) 484-2300                             New York, New York 10019
  (Name and address and telephone
    number of agent for service)


                         Calculation of Registration Fee

                                                   Proposed maximum        Proposed maximum
  Title of Shares             Amount to          offering price per      aggregate offering           Amount of
 to be registered           be registered               unit*                  price*              registration fee

=====================  ======================= ======================= =======================  ======================
  Class A Common          1,000,000 shares            $11.0313             $11,031,300.00             $3,067.00
 Stock, par value
  $.01 per share


-----------------------------

* Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Class A Common Stock on the NASDAQ National Market on June 23, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Coinmach Laundry Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed by the Company with the Securities and Exchange Commission:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

                  (b) the Company's Proxy Statement, dated June 25, 1999, for the 1999 Annual Meeting of Stockholders; and

                  (c) the description of the Company's Class A Common Stock contained in the Company's registration statement on Form 8-A, dated July 8, 1996, under the caption "Description of Capital Stock," including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended,after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Third Amended and Restated Bylaws provide that the Company shall indemnify and hold harmless, to the fullest extent which it is empowered to do so unless prohibited from doing so by the Delaware General Corporation Law, as it exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, against all expenses, liabilities, damages, actions, cost of attachment or similar bonds, claims and losses (including without limitation costs of investigating, preparing or defending any such claim or action and attorneys' fees and disbursements, judgments, fines, or penalties and amounts paid in settlement) and any expenses of establishing a right to indemnification reasonably incurred or suffered by such person in connection therewith and that such indemnification shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as indemnification of directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Third Amended and Restated Bylaws further provide that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company, except that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct (as set forth above) which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company.

         The Third Amended and Restated Bylaws further provide that the right to indemnification shall be a contract right and shall include the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition unless otherwise determined by the board of directors of the Company in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; and that such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of the Company deems appropriate. The rights conferred in the Third Amended and Restated Bylaws to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eleven of the Company's Third Amended and Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law.

         The Company has purchased director and officer liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Index to Exhibits which is incorporated by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  i.       to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  ii. to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York, on June 28, 1999.

                                    COINMACH LAUNDRY CORPORATION

                                    By:      /s/ STEPHEN R. KERRIGAN
                                             -----------------------
                                               Stephen R. Kerrigan
                                               Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ronald S. Brody the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the Common Stock issuable under the Coinmach Laundry Corporation 1998 Employee Stock Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 1999.


Signature                                                  Title

/s/  STEPHEN R. KERRIGAN
----------------------------------      Chairman of the Board of Directors and
     Stephen R. Kerrigan                Chief Executive Officer
                                        (Principal Executive Officer)

/s/  MITCHELL BLATT
----------------------------------      Director, President and Chief Operating
     Mitchell Blatt                     Officer


/s/  ROBERT M. DOYLE
----------------------------------      Chief Financial Officer and Senior Vice
     Robert M. Doyle                    President (Principal Financial and
                                        Accounting Officer)

/s/  JOHN E. DENSON
----------------------------------      Senior Vice President
     John E. Denson


/s/  MICHAEL E. STANKY
----------------------------------      Senior Vice President
     Michael E. Stanky


/s/  DAVID A. DONNINI
----------------------------------      Director
     David A. Donnini


/s/  JAMES N. CHAPMAN
----------------------------------      Director
     James N. Chapman


/s/  BRUCE V. RAUNER
----------------------------------      Director
     Bruce V. Rauner

/s/  ARTHUR B. LAFFER
----------------------------------      Director
     Arthur B. Laffer


/s/  STEPHEN G. CERRI
----------------------------------      Director
     Stephen G. Cerri

                                INDEX TO EXHIBITS



   Exhibit
    Number                               Description
-------------      -------------------------------------------------------------
     4.1 Fourth Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from exhibit number 3.5 to the Company's Form 10-Q for the quarterly period ended June 30, 1998, file number 1-11907).

     4.2 Third Amended and Restated Bylaws of the Company (incorporated by reference from exhibit number 3.1 to the Company's Form 10-Q for the quarterly period ended September 27, 1996, file number 1-11907).

     5.1 Opinion of Mayer, Brown & Platt regarding the validity of the Class A Common Stock.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of Mayer, Brown & Platt (included in Exhibit 5.1).

     24 Power of Attorney (included with signature page to the registration statement).